UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 17, 2003

Date of Report (date of earliest event reported)

NANOGEN, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No. )

10398 Pacific Center Court

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 410-4600

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On September 17, 2003, Nanogen, Inc. (“Nanogen”), entered into Securities Purchase Agreements (collectively, the “Agreements”) with several accredited investors (collectively, the “Investors”), pursuant to which Nanogen agreed to sell, and the Investors agreed to purchase, an aggregate 2,121,211 shares (the “Shares”) of Nanogen’s common stock, par value $.001 per share (the “Common Stock”), at a price of $3.30 per share, together with five-year warrants to purchase an aggregate 424,243 shares of Common Stock at an exercise price of $4.75 per share (the “Five Year Warrants”), one-year warrants to purchase 530,305 shares of Common Stock at an exercise price of $4.75 per share (the “One Year Warrants”), and six-month warrants to purchase 1,103,032 shares of Common Stock at an exercise price of $4.14 per share (the “Six Month Warrants” and collectively with the Five Year Warrants and the One Year Warrants, the “Warrants”) for an aggregate purchase price of approximately $7,000,000, in a private placement transaction (the “Financing”). The Financing was completed on September 19, 2003.

Nanogen expects to use the net proceeds from the Financing for general working capital purposes. Nanogen has agreed to pay Seven Hills Merchant Bankers placement agent fees equal to 6% of the gross proceeds raised in the Financing through the sale of the Shares and the exercise of the Six Month Warrants and the One Year Warrants sold in the Financing.

All of the Warrants are exercisable immediately. Subject to certain exceptions, in the event that on or before September 18, 2005, Nanogen issues or sells, or is deemed to have issued or sold in accordance with the terms of the Five Year Warrants, any shares of Common Stock for no consideration (other than a stock split or stock dividend) or for consideration per share less than the exercise price of the Five Year Warrants as then in effect (a “Dilutive Issuance”), then the exercise price of the Five Year Warrants will be adjusted to equal the consideration per share of Common Stock issued or sold or deemed to have been issued and sold in such Dilutive Issuance, provided that in no event shall such exercise price be adjusted to equal less than $3.20 per share of Common Stock.

Nanogen also granted the Investors a right to participate in subsequent private offerings of its equity or equity equivalent securities undertaken by Nanogen for the purpose of raising capital (each, a “Subsequent Placement”). The Investors’ right of participation is limited to 35% in the aggregate of the total gross proceeds raised by Nanogen in each Subsequent Placement. The Investors’ right of participation is subject to certain additional limitations and expires on September 17, 2004.

Nanogen has agreed to file a registration statement with the Securities and Exchange Commission within 15 business days after the closing of the Financing in order to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

This summary description of the Financing described by the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements and the other documents and instruments that are filed as Exhibits hereto.

The press release issued by Nanogen on September 18, 2003 relating to the Financing is filed herewith as Exhibit 99.1.

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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibits

10.1	Form of Securities Purchase Agreement dated as of September 17, 2003 between Nanogen, Inc. and the Investor named therein

10.2	Form of Six Month Warrant issued to each of the Investors identified in the Securities Purchase Agreements dated as of September 17, 2003

10.3	Form of One Year Warrant issued to each of the Investors identified in the Securities Purchase Agreements dated as of September 17, 2003

10.4	Form of Five Year Warrant issued to each of the Investors identified in the Securities Purchase Agreements dated as of September 17, 2003

99.1	Press release issued September 18, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2003	NANOGEN, INC.

	By:	/s/ DAVID LUDVIGSON
David Ludvigson
Executive Vice President,
Chief Financial Officer and Treasurer